UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

_______________________

Date of Report: July 14, 2017 (Date of earliest event reported)

CAPSTONE THERAPEUTICS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Suite 104, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(602) 286-5520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 14, 2017, Capstone Therapeutics Corp. ("we," our," "us" or the “Company”) entered into a Securities Purchase, Loan and Security Agreement (the “Agreement”) with BP Peptides, LLC (“Brookstone"). The funds will be used to fund our operations, infuse new capital into our joint venture, LipimetiX Development, Inc. ("LipimetiX"), to continue its AEM-28-14 development activities, and pay off the Convertible Promissory Notes (the “Notes”) totaling $1,000,000, plus accrued interest, dated December 11, 2015 and due July 14, 2017, payable to Biotechnology Value Fund, L.P. and affiliated entities.

A portion of the funds will be invested in LipimetiX, our 59.3% owned subsidiary, to initiate preclinical development activities for our lead commercial drug candidate, AEM-28-14. Raising additional funds in LipimetiX may or may not occur, and additional funds raised, if any, may not be sufficient for LipimetiX to reach its development goals or create shareholder value, and may also contain terms or conditions that could significantly impact the Company’s investment value or ownership position.

Pursuant to the Agreement, Brookstone funded an aggregate of $3,440,000, of which $1,102,500 was for the purchase of 13,500,000 newly issued shares of our Common Stock, and $2,427,500 was in the form of a secured loan, due October 15, 2020. The secured loan bears interest at 6% per annum, with interest payable quarterly, and is secured by a security interest in all of our assets. As part of the Agreement, the Company and Brookstone entered into a Registration Rights Agreement granting Brookstone certain demand and piggyback registration rights.

Concurrent with the consummation of the transactions under the Agreement, Brookstone purchased 5,041,197 shares of our Common Stock from Biotechnology Value Fund L.P. affiliated entities.

Copies of the Agreement, the related Promissory Note and the Registration Rights Agreement described below are filed with this report as Exhibits 10.1 through 10.3, and are incorporated into this Item 2.03 by this reference.

Section 3 – Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities

Brookstone's purchase pursuant to the Agreement of 13,500,000 newly issued shares of our Common Stock for $1,012,500 was effected as a private placement without registration in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder. Following Brookstone's purchase of these newly issued shares and the concurrent purchase of outstanding shares from Biotechnology Value Fund, L.P. and affiliated entities as described in Item 2.03 above, Brookstone owns approximately 34.1% of our outstanding Common Stock.

The description of the transactions in Item 2.03 is incorporated into this Item 3.02 by this reference.

Item 3.03.	Material Modification to Rights of Security Holders

On April 18, 2017, the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”), entered into the Tax Benefit Preservation Plan Agreement, dated as of April 18, 2017 (the "Plan"), as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2017.  The Plan is intended to be a deterrent to any person (together with all affiliates and associates of such person) acquiring beneficial ownership (as defined in the Plan) of 4.99% or more of our outstanding shares of Common Stock without the approval of our Board of Directors (an “Acquiring Person”), in an effort to protect against a possible limitation on our ability to use net operating loss carryforwards, which totaled approximately $148 million as of December 31, 2016.  Our Board of Directors, in accordance with the Plan, granted an exemption to Brookstone with respect to the share acquisitions described in Item 2.03 above, making Brookstone an Exempt Person under the Plan in respect of such transactions.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On July 14, 2017, the Company’s Board of Directors (“Board”) voted to expand the size of the Board from three to five members and appointed Matthew E. Lipman to fill the vacancy in Class II of the Board and Michael M. Toporek to fill the vacancy in Class III of the Board, to serve in such capacities until the Company’s 2017 and 2018 Annual Meeting of Stockholders, respectively, or until their successors are duly elected and qualified. The Board has determined that Mr. Lipman will serve on the Audit Committee of the Board and Mr. Toporek will serve on the Compensation Committee of the Board. Messrs. Lipman and Toporek were introduced and recommended to the Board as nominees for director by Brookstone. A provision in the Agreement entered into with Brookstone requires the Company to nominate candidates recommended by Brookstone in respect of these two seats on the Board as long as Brookstone beneficially owns over 20% of the Company’s outstanding Common Stock and to nominate one candidate recommended by Brookstone in respect of one of these seats as long as Brookstone beneficially owns over 5% but less than 20% of the Company’s outstanding Common Stock.

The newly appointed directors will be entitled to receive the cash compensation, equity awards and other benefits provided to our non-executive directors, as described in Compensation of Directors, in Item 11 of Part III of our 2016 Annual Report on Form 10-K filed with the Securities Exchange Commission on March 15, 2017.

Michael M. Toporek has served as a director of Mechanical Technology, Incorporated (MKTY) since October 21, 2016. Since 2003, Mr. Toporek has served as the Managing General Partner of Brookstone Partners, a lower middle market private equity firm based in New York and an affiliate of BP Peptides, LLC. Prior to founding Brookstone Partners in 2003, Mr. Toporek was both an active principal investor and an investment banker. Mr. Toporek began his career in Chemical Bank’s Investment Banking Group, later joined Dillon, Read and Co., which became UBS Warburg Securities Ltd. during his tenure, and SG Cowen and Company. Mr. Toporek currently serves on the Board of Trustees of Harlem Academy. Mr. Toporek has a B.A. in Economics and an M.B.A from the University of Chicago. Mr. Toporek brings strategic and financial expertise to the Board as a result of his experience with Brookstone Partners, which the Board believes qualifies him to serve as a director.

Matthew E. Lipman has served as a director of Mechanical Technology, Incorporated (MKTY) since October 21, 2016. Since 2004, Mr. Lipman has served as Managing Director of Brookstone Partners, a lower middle market private equity firm based in New York and an affiliate of BP Peptides, LLC. Mr. Lipman’s responsibilities at Brookstone Partners include identifying and evaluating investment opportunities, performing transaction due diligence, managing the capital structure of portfolio companies and working with management teams to implement operational and growth strategies. In addition, Mr. Lipman is responsible for executing add-on acquisitions and other portfolio company-related strategic projects. From July 2001 through June 2004, Mr. Lipman was an analyst in the mergers and acquisitions group at UBS Financial Services Inc. responsible for formulating and executing on complex merger, acquisition and financing strategies for Fortune 500 companies in the industrial, consumer products and healthcare sectors. Mr. Lipman currently serves on the Board of Directors of Instone, LLC and Denison Pharmaceuticals, LLC. Mr. Lipman has a B.S. in Business Administration from Babson College. Mr. Lipman brings over 15 years of experience working with companies to establish growth strategies and execute acquisitions, is proficient in reading and understanding financial statements, generally accepted accounting principles and internal controls as a direct result of his investment experience evaluating companies for potential investments, the management of financial reporting and capital structure for three portfolio companies, as well as relevant experience in board service, which the Board believes qualifies him to serve as a director. In addition, his experience working with the Chief Financial Officers of portfolio companies to manage and analyze businesses and manage the capital structure of operating companies makes him well qualified for his service on the Audit Committee.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

On July 17, 2017, we issued a press release relating to the transactions described in Items 2.03 and 3.02 above. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Securities Purchase, Loan and Security Agreement dated July 14, 2017, by and between Capstone Therapeutics Corp. and BP Peptides, LLC.

10.2	Promissory Note dated July 14, 2017, payable to BP Peptides, LLC.

10.3	Registration Rights Agreement dated July 14, 2017, by and between Capstone Therapeutics Corp. and BP Peptides, LLC.

99.1	Press Release dated July 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2017	CAPSTONE THERAPEUTICS CORP.

/s/ John M. Holliman, III
John M. Holliman, III
Executive Chairman and CEO

Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase, Loan and Security Agreement dated July 14, 2017, by and between Capstone Therapeutics Corp. and BP Peptides, LLC.

10.2	Promissory Note dated July 14, 2017, payable to BP Peptides, LLC.

10.3	Registration Rights Agreement dated July 14, 2017, by and between Capstone Therapeutics Corp. and BP Peptides, LLC.

99.1	Press Release dated July 17, 2017

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* Furnished herewith.